As filed with the Securities and Exchange Commission on March 26, 2019

Registration No. 333-228528

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONN’S, INC.*

(Exact name of registrant as specified in its charter)

Delaware	06-1672840
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2445 Technology Forest Blvd., Suite 800

The Woodlands, Texas 77381

(936) 230-5899

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark L. Prior

Vice President, General Counsel and Secretary

2445 Technology Forest Blvd., Suite 800

The Woodlands, Texas 77381

(936) 230-5899

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin P. Lewis

Sidley Austin LLP

1000 Louisiana Street, Suite 6000

Houston, Texas 77002

(713) 495-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Debt Securities
Warrants
Rights
Stock Purchase Contracts
Depositary Shares
Units
Guarantees of Debt Securities
Total			$350,000,000 (2)	$42,420 (3)(4)

(1)

An indeterminate aggregate offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices, with a maximum aggregate offering price of the offering not to exceed $350,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. The indeterminate aggregate amount or number also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)

Rule 457(o) permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security for the offering.

(4)

Pursuant to Rule 457(p) of the Securities Act of 1933, the registrant offset the registration fee required in connection with this registration statement by $38,561 representing the amount of the registration fee associated with unsold securities, which registration fee was previously paid in connection with the filing of the Registration Statement on Form S-3 (File No. 333-211024), as amended. Accordingly, a registration fee of $3,859 was paid at the time the registrant filed Post-Effective Amendment No. 1 to this registration statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Conn’s, Inc. shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant Guarantor as specified in its charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
CAI Credit Insurance Agency, Inc.	Louisiana	76-0575846
CAI Holding, LLC	Delaware	76-0612675
Conn Appliances, Inc.	Texas	74-1290706
Conn Credit Corporation, Inc.	Texas	74-1589273
Conn Credit I, LP	Texas	26-3080545
Conn Lending, LLC	Delaware	26-3049857

(1)

The address of the principal executive offices for each of the additional registrants is c/o Conn’s, Inc., 2445 Technology Forest Boulevard, Suite 800, The Woodlands, Texas 77381, Telephone: (936) 230-5899. The name, address, including zip code, and telephone number of the agent for service for each of the additional registrants is Mark L. Prior, Vice President, General Counsel and Secretary of Conn’s, Inc., 2445 Technology Forest Boulevard, Suite 800, The Woodlands, Texas 77381, Telephone: (936) 230-5899.

Explanatory Note

This Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3, as previously amended by Post-Effective Amendment No. 1 (Commission File No. 333-228528) (as so amended, the “Registration Statement”) of Conn’s, Inc. (the “Company”) is being filed because the Company is no longer a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) as of the filing of its Annual Report on Form 10-K for the fiscal year ended January 31, 2019. This Post-Effective Amendment is being filed to convert the Registration Statement to the proper EDGAR submission type for a non-automatic shelf registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 26, 2019

PROSPECTUS

CONN’S, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Stock Purchase Contracts

Depositary Shares

Units

Guarantees of Debt Securities

By this prospectus, we may from time to time, in one or more offerings, offer and sell up to $350,000,000 of any combination of the following securities:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities;

•	warrants;

•	rights;

•	stock purchase contracts;

•	depositary shares;

•	units; and

•	guarantees of debt securities.

This prospectus provides a general description of the securities we may offer. Supplements to this prospectus will provide the specific terms of the securities, including the offering prices and the net proceeds that we expect to receive. You should carefully read this prospectus, any applicable prospectus supplement and any information under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities. This prospectus may not be used to sell securities until it is accompanied by a prospectus supplement that describes those securities.

We may sell these securities to or through underwriters, dealers, to other purchasers and through agents. Supplements to this prospectus will specify the names of any underwriters or agents.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CONN.”

Investing in our securities involves various risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 3 herein, in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus or the applicable prospectus supplement, before deciding to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”), using a “shelf” registration process pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may from time to time offer and sell up to $350,000,000 of any combination of the securities described in this prospectus in connection with one or more offerings from time to time.

This prospectus provides you with a general description of the securities covered by this prospectus, which is not intended to be a complete description of each security. Each time we offer to sell securities covered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, about the securities offered by us in that offering and about us. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update, change or supersede any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement or free writing prospectus we have authorized for use in connection with a specific offering, you should rely on the information in the relevant prospectus supplement or free writing prospectus we have authorized for use in connection with a specific offering, provided, that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus we have authorized for use in connection with a specific offering — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus does not contain all of the information included in the registration statement of which it is a part. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any supplement to this prospectus and any free writing prospectus we have authorized for use in connection with a specific offering. No dealer, sales person or other person is authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement and any free writing prospectus we have authorized for use in connection with a specific offering do not constitute an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering is accurate as of any date other than the date of the document containing the information, regardless of the date of delivery of such document or sale of any subject security. Our business, financial condition, results of operations and prospects may have changed since then.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Conn’s,” “CONN,” “the Company,” “we,” “our,” “us” or similar references mean Conn’s, Inc., its consolidated bankruptcy-remote variable-interest entities and its wholly-owned subsidiaries. In this prospectus, we sometimes refer to our common stock, preferred stock, debt securities, warrants, rights, stock purchase contracts, depositary shares, units and guarantees of debt securities collectively as the “securities.”

CONN’S, INC.

Overview

Conn’s is a leading specialty retailer that offers a broad selection of quality, branded durable consumer goods and related services in addition to proprietary credit solutions for its core credit-constrained consumers. We operate an integrated and scalable business through our retail stores and website. Our complementary product offerings include furniture and mattresses, home appliances, consumer electronics and home office products from leading global brands across a wide range of price points. Our credit offering provides financing solutions to a large, under-served population of credit-constrained consumers who typically have limited credit alternatives.

We operate two reportable segments: retail and credit. Our retail stores bear the “Conn’s HomePlus” name with all of our stores providing the same products and services to a common customer group. Our stores follow the same procedures and methods in managing their operations. Our retail business and credit business are operated independently from each other. The credit segment is dedicated to providing short- and medium-term financing to our retail customers. The retail segment is not involved in credit approval decisions. Our management evaluates performance and allocates resources based on the operating results of the retail and credit segments. Our operating segments provide customers the opportunity to comparison shop across brands with confidence in our competitive prices as well as affordable monthly payment options, next day delivery and installation in the majority of our markets and product repair service. We believe our large, attractively merchandised retail stores and credit solutions offer a distinctive value proposition compared to other retailers that target our core customer demographic. For additional discussion of our business, please read the documents listed under “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Our principal executive offices are located at 2445 Technology Forest Blvd., Suite 800, The Woodlands, Texas 77381. Our telephone number is (936) 230-5899, and our company website is www.conns.com. Information on our website is not incorporated into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

An investment in our securities involves various risks. When considering an investment in any of the securities, you should consider carefully all of the risk factors described in our annual report on Form 10-K for the year ended January 31, 2019 and similar information in any annual report on Form 10-K, quarterly report on Form 10-Q or other document incorporated by reference into this prospectus or filed by us with the SEC after the date of this prospectus. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described in the prospectus supplement speculative or risky. The risks described are not the only risks facing our company, but are those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the documents incorporated by reference herein, contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “predict,” “will,” “potential,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Such forward-looking statements are based on our current expectations. We can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements, including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to execute periodic securitizations of future originated customer loans on favorable terms; our ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of our credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores; technological and market developments and sales trends for our major product offerings; our ability to manage effectively the selection of our major product offerings; our ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of our customers and employees; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving credit facility, and proceeds from accessing debt or equity markets; and other risks.

For a discussion of these and other risks and uncertainties, please refer to the section entitled “Risk Factors” in this prospectus and similar sections included in the applicable prospectus supplement and any documents incorporated by reference herein. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the applicable prospectus supplement or other document incorporated by reference herein. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include general and administrative expenses, capital expenses, repayment or refinancing of debt, acquisitions of, or investment in, properties, companies, subsidiaries or assets that complement our business, or repurchasing or redeeming our securities. We will set forth in a prospectus supplement relating to a specific offering undertaken by us the intended use for the net proceeds received from the sale of securities in that offering. Pending the application of such net proceeds, we may invest such net proceeds in marketable securities and/or short-term investment grade and U.S. government securities.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements and any free writing prospectus we have authorized for use in connection with a specific offering, summarize the material terms and provisions of the various types of securities that may be offered. The applicable prospectus supplement relating to any securities will describe the particular terms of the securities offered by that prospectus supplement and any free writing prospectus we have authorized for use in connection with a specific offering. If indicated in the applicable prospectus supplement and any free writing prospectus we have authorized for use in connection with a specific offering, the terms of the securities may differ from the terms summarized below. The prospectus supplement will also include information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities are expected to be listed. The descriptions herein and in the applicable prospectus supplement and any free writing prospectus we have authorized for use in connection with a specific offering do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement and any free writing prospectus we have authorized for use in connection with a specific offering (including, in each case, documents incorporated by reference herein or therein), because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information.”

We may sell, from time to time, in one or more offerings, up to $350,000,000 of any combination of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase any of the securities listed above;

•	rights to purchase any of the securities listed above;

•	stock purchase contracts;

•	depositary shares;

•	units that include any combination of the securities listed above; and

•	guarantees of our debt securities.

If debt securities are issued at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements and any free writing prospectuses we have authorized for use in connection with a specific offering, summarizes the material terms and provisions of the common stock and preferred stock that may be offered under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement, of which this prospectus forms a part. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. As of March 18, 2019, we had 31,883,939 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Subject to the provisions of our certificate of incorporation and limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, we may issue our common stock from time to time upon such terms and for such consideration as may be determined by our board of directors. Generally, the issuance of common stock, up to the aggregate amounts authorized by our certificate of incorporation and any limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, will not require approval of our stockholders. The shares of common stock have no preemptive rights to participate in future stock offerings.

Voting

For all matters submitted to a vote of stockholders, the holders of our common stock, subject to any rights that may be granted to any preferred stockholders, elect all directors and are entitled to one vote for each share registered in the stockholder’s name on all other matters coming before a stockholders’ meeting. Our common stock does not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any uncontested election of directors may elect all of the directors standing for election. In a contested election, directors are elected by a plurality of the shares voting in person or by proxy. A plurality means receiving the largest number of votes, regardless of whether that is a majority.

Dividends

Holders of common stock are entitled to share ratably in any dividends declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock. Dividends consisting of shares of common stock may be paid to holders of shares of common stock. It is our current policy to retain future earnings to finance operations and expansion. Accordingly, we have not, and do not contemplate, declaring or paying cash dividends in the foreseeable future. Any future payment of dividends will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors, including the terms of our indebtedness. In addition, provisions in agreements governing our long-term indebtedness restrict the amount of dividends that we may pay to our stockholders. For further information on how we are restricted from paying dividends, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” of our Annual Report on Form 10-K for the fiscal year ended January 31, 2019.

Liquidation and Dissolution

If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities, subject to the prior rights of any outstanding preferred stock.

Other Rights and Restrictions

Holders of our common stock do not have preemptive rights, are not entitled to the benefits of any sinking fund, and have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our certificate of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer the stockholder’s shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CONN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws and the Delaware General Corporation Laws

Our certificate of incorporation and bylaws and the Delaware General Corporation Laws (the “DGCL”) contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are designed to, among other things, discourage coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to first negotiate with our board of directors in hopes of improving the terms of any such takeover bids.

Authorized but Unissued Capital Stock

We currently have 100,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock. Due to our authorized but unissued common stock and preferred stock, our board of directors may be able to discourage or make any attempt to obtain control of us more difficult. If, in the exercise of its fiduciary obligations, our board of directors determines that a takeover proposal is not in our best interest, the board of directors could issue a portion of these shares without stockholder approval, subject to any limitations prescribed by law or the rules of any stock exchange or automated quotation or system on which our securities may be listed or traded. These shares could be issued in one or more transactions that might prevent or make the completion of a proposed change of control transaction more difficult or costly by:

•	diluting the voting or other rights of the proposed acquiror or insurgent stockholder group;

•	creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors; or

•	effecting an acquisition that might complicate or preclude the takeover.

In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights, preferences and limitations of the authorized and unissued shares of our preferred stock. For example, our board of directors could establish one or more series of preferred stock that entitle holders to:

•	vote separately as a class on any proposed merger or consolidation;

•	cast a proportionately larger vote together with our common stock on any proposed transaction or other voting matter;

•	elect directors having terms of office or voting rights greater than those of our other directors;

•	convert preferred stock into a greater number of shares of our common stock or other securities;

•	demand redemption at a specified price under prescribed circumstances related to a change of control of us; or

•	exercise other rights designed to impede a takeover.

Stockholder Action, Special Meeting of Stockholders, Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors and to bring other business before an annual meeting of our stockholders. For notice of stockholder nominations to be timely, the notice must be received by our secretary not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the first anniversary of the date of the preceding year’s proxy statement in connection with the preceding year’s annual meeting. In addition to these procedures, a stockholder’s notice proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain certain specified information. Otherwise, the chairman of a meeting may determine that an individual was not nominated or the other business was not properly brought before the meeting.

No Stockholder Action by Written Consent; Special Meetings.

Any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent without a meeting unless approved in advance by our board of directors. Special meetings of our stockholders for any purpose or purposes may be called only by our chairman of the board, our president or by a majority of our board of directors.

Delaware Anti-Takeover Provisions

We are subject to Section 203 of the DGCL. In general, the statute prohibits a publicly-held Delaware corporation from engaging in any “business combination” with any person deemed to be an “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder unless:

•

prior to the date that the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date that the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not held by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation which directly or indirectly materially increases the proportionate share of stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an interested stockholder as any person beneficially owning 15% or more of the outstanding voting stock of the corporation and any person controlling, controlled by or under common control with that person.

Section 203 of the DGCL may make it more difficult for an interested stockholder to effect various business combinations with us for a three-year period.

The above description of Section 203 of the DGCL is intended as a summary only and is qualified in its entirety by reference to Section 203 of the DGCL. Additionally, in June of 2018, we granted a waiver of the applicability of the provisions of Section 203 to one of our largest shareholders, Anchorage Capital Group, LLC (“Anchorage”), such that, subject to certain conditions, Anchorage may increase its position in our common stock up to 20% of the outstanding shares without being subject to Section 203’s restrictions on business combinations. The foregoing description of the waiver granted to Anchorage is intended as a summary only and is qualified in its entirety by reference to that certain letter agreement, dated as of June 6, 2018 and filed as Exhibit 10.2 to our Form 10-Q for the fiscal quarter ended July 31, 2018, filed with the SEC on September 4, 2018, which is incorporated herein by reference.

Liability and Indemnification of Directors

As permitted by the DGCL, we have adopted provisions in our certificate of incorporation and bylaws that provide for the indemnification of our directors and officers to the fullest extent permitted by applicable law. These provisions, among other things, indemnify each of our directors and officers for certain expenses, including judgments, fines, and amounts paid in settling or otherwise disposing of actions or threatened actions, incurred by reason of the fact that such person is or was a director or officer of Conn’s or of any other business organization which such person served at the request of Conn’s.

In addition, we have entered into indemnification agreements with each of our directors pursuant to which we will indemnify them against judgments, claims, damages, losses, and expenses incurred as a result of the fact that any director, in his capacity as a director, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements also provide for the advancement of certain expenses (such as attorney’s fees, witness fees, damages, judgments, fines and settlement costs) to our directors in connection with any such suit or proceeding.

We maintain a directors’ and officers’ liability insurance policy to insure our directors and officers against certain losses resulting from acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Preferred Stock

Our certificate of incorporation authorizes our board to issue up to 1,000,000 shares of preferred stock in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or other provisions as may be fixed by the board. While providing desired flexibility in connection with possible acquisitions and other corporate purposes, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders. Shares of preferred stock may be convertible into common stock based on terms, conditions, rates and subject to such adjustments set by the board. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others, and negatively affect any dividend payments or liquidation payments to holders of our common stock. No shares of preferred stock are currently outstanding.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

•	the title of the series and stated value;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

•	applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	any procedures for auction and remarketing;

•	any provisions for a sinking fund;

•	any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;

•	any securities exchange listing;

•	any voting rights and powers;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;

•	a discussion of any material U.S. federal income tax considerations;

•	the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

All shares of preferred stock offered will, when issued, be validly issued, fully paid and nonassessable.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

Senior notes will be issued under a senior indenture, and subordinated notes will be issued under a subordinated indenture. Each indenture for debt securities issued by us will be entered into between us and a trustee to be named in such indenture. We have filed forms of the senior indenture and the subordinated indenture as exhibits to the registration statement, of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

•	the name of the issuer of those debt securities and, if applicable, the name of the guarantor;

•	the title of the debt securities and whether the debt securities and, if applicable, the guarantee will be senior or subordinated;

•	the total principal amount of the debt securities;

•	whether those debt securities will be guaranteed;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, and, if so, who the depository will be;

•	the maturity date;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	whether or not the notes will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations;

•	whether the debt securities will be convertible or exchangeable into other securities and, if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Guarantees of Debt Securities

If any debt securities are issued with guarantees, the guarantors will fully and unconditionally guarantee, on a joint and several basis, the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due on the applicable debt securities and under the indenture when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional redemption or repayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable debt securities.

The obligations of each guarantor under the guarantees will be full and unconditional, regardless of the enforceability of the applicable debt securities, and will not be discharged until all obligations under those debt securities and the applicable indenture are satisfied. Holders of the applicable debt securities may proceed directly against the guarantor under the applicable guarantee if an event of default affecting those debt securities occurs without first proceeding against the issuer. Other subsidiaries of the Company that are not guarantors are minor. Conn’s Inc. is a holding company with no independent assets or operations other than its investments in its subsidiaries.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 30 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of or premium, if any, on and accrued interest, if any, on the debt securities due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal or premium, if any, or interest, if any, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

If an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered indemnity satisfactory to the trustee to institute the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of, or the premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of notes of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any debt securities;

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment; or

•	release any guarantor from any of its obligations under its guarantee or the indenture in respect of the series of debt securities.

Discharge

Each indenture provides that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal and interest in respect of the debt securities of such series;

•	maintain paying agencies; and

•	hold monies for payment in trust.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, premium, if any, on and interest, if any, on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the city of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

If we issue warrants, we may do so under a separate agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Terms

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•

in the case of warrants to purchase preferred stock, the number of shares of preferred stock purchasable upon exercise of one warrant, the price at which these shares may be purchased upon such exercise and the name and material terms of the corresponding series of preferred stock;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	the procedures for exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Enforceability of Rights by Holders of Warrants

Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase common stock, preferred stock, warrants or debt securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights issuance, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights issuance. Rights may be issued independently or together with any of our common stock, preferred stock, warrants or debt securities offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of rights will be issued under a separate rights agent or subscription agent agreement to be entered into between us and a bank or trust company, as rights agent or subscription agent, as applicable, all as further set forth in the prospectus supplement relating to the particular issue of rights. The rights agent or subscription agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

Terms

The prospectus supplement relating to a particular issue of rights to purchase our common stock, preferred stock, warrants or debt securities will describe the terms of those rights, which may include, without limitation, one or more of the following:

•	the date of determining the security holders entitled to the rights distribution;

•

the aggregate number of rights issued and the aggregate number of shares of common stock, aggregate number of shares of preferred stock, aggregate number of warrants or aggregate principal amount of debt securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights; and

•	a discussion of any material U.S. federal income tax considerations.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

General

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of shares of common stock or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of common stock or preferred stock. The price per share of the common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts.

We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and one or more of the other securities described in this prospectus or securities of third parties. If we issue a stock purchase contract as part of a unit, the applicable prospectus supplement will state whether the stock purchase contract will be separable from the other securities in the unit before the stock purchase contract settlement date. The stock purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

Terms

The prospectus supplement relating to a particular issuance of stock purchase contracts will describe the terms of those stock purchase contracts, which may include, without limitation, one or more of the following:

•

whether the stock purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the common stock or preferred stock subject to the stock purchase contract, and the nature and amount of such common stock or preferred stock, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

•

whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of the common stock or preferred stock subject to the stock purchase contract;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional shares or some multiple of shares of preferred stock, rather than offer whole shares of preferred stock. If we choose to do this, we will issue receipts for depositary shares. Each depositary share will represent a fraction or some multiple of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fraction or multiple of a share of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interest in or multiple of shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

Other terms of depositary shares, including dividends and other distributions in respect thereof, redemption thereof, and voting of the corresponding preferred stock, will be described in the prospectus supplement relating to a particular issuance of depositary shares.

DESCRIPTION OF UNITS

We may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, warrants, rights, stock purchase contracts, or depositary shares or any combination of such securities under this prospectus. The specific terms and conditions of the units will be described in a prospectus supplement relating to an issuance of units, which may include, without limitation, one or more of the following:

•	the title of the series of units;

•	the identification and description of the separate securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the securities comprising the units will be separately transferrable; and

•	any other material terms of the units and the securities comprising such units.

PLAN OF DISTRIBUTION

We may sell securities being offered by this prospectus and any applicable prospectus supplement in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to investors in privately negotiated transactions;

•	through a combination of these methods of sale; or

•	through any other manner permitted under applicable law and described in an applicable prospectus supplement.

A prospectus supplement will set forth the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the price of the securities being offered and the proceeds to be received from the sale;

•	any over-allotment options under which underwriters may purchase additional securities;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Underwriters

If underwriters are used for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. Any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers may be changed from time to time. Underwriters with whom we have a material relationship may be used, and if so, the applicable prospectus supplement will name the underwriter and the nature of any such relationship.

Agents

Agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis may be designated.

Direct Sales

Securities may also be sold directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sidley Austin LLP, Houston, Texas and certain legal matters as to guarantees of debt securities given by CAI Credit Insurance Agency, Inc. will be passed upon by Jones Walker LLP, New Orleans, Louisiana. Legal counsel to underwriters engaged in connection with any offering of securities covered hereby may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Conn’s, Inc. appearing in Conn’s, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2019, and the effectiveness of Conn’s, Inc.’s internal control over financial reporting as of January 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We maintain a website at www.conns.com which contains information concerning us and our subsidiaries. The information contained on our website and those of our subsidiaries is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information about us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and proxy statements, which are available to the public on the SEC’s website at www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents without actually including the specific information in this prospectus. The information incorporated by reference in this prospectus is considered to be part of this prospectus, and later information we file with the SEC or contained in this prospectus will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus.

We incorporate by reference into this prospectus (1) the documents listed below, and (2) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) after the initial filings of the registration statement that contains this prospectus and prior to the effectiveness of such registration statement, and (ii) after the date of this prospectus and until the offering of the securities under the registration statement of which this prospectus is a part is terminated or completed, in each case, other than information furnished to the SEC rather than filed:

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2019 filed with the SEC on March 26, 2019; and

•

the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed by us with the SEC on October 10, 2003 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document that is incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference herein) modifies or is to the contrary of that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded. You may request a copy of any of these filings at no cost, by writing or telephoning us at the following address and telephone number:

Conn’s, Inc.

Attention: Lee A. Wright, Executive Vice President and Chief Financial Officer

2445 Technology Forest Blvd, Suite 800

The Woodlands, Texas 77381

(936) 230-5899

CONN’S, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Stock Purchase Contracts

Depositary Shares

Units

Guarantees of Debt Securities

Prospectus

, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

Amount
SEC registration fee		$42,420
NASDAQ Global Select Market listing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing, mailing and filing expenses		*
Transfer agent and registrar fees and expenses		*
Trustee fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees and expenses are calculated based on the number of issuance and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Delaware Corporations (Conn’s, Inc.)

Section 102(b)(7) of the Delaware General Corporation Law, as amended, or the DGCL, provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was serving in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145(c) of the DGCL further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) or 145(b) of the DGCL, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Section 145(d) of the DGCL provides that any indemnification under Sections 145(a) and 145(b) of the DGCL (unless ordered by a court) shall be made by a corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 145(a) and 145(b) of the DGCL. Such determination is to be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 of the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such liability asserted against such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against liability under Section 145 of the DGCL.

Section 145(j) of the DGCL provides that that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators.

Article Seven of Conn’s, Inc.’s Certificate of Incorporation provides that Conn’s, Inc. will indemnify to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to a proceeding by reason of the fact that such person is or was its director, officer, incorporator, employee, or agent, or is or was serving at its request as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan) against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by such person in connection with such proceeding. Article Seven of Conn’s, Inc.’s Certificate of Incorporation also requires Conn’s, Inc. to pay expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Conn’s, Inc. as permitted by law. In addition, Article Seven of Conn’s, Inc.’s Certificate of Incorporation provides that if the DGCL is amended after the effective date of the Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of its directors shall be eliminated or limited to the fullest extent permitted by the DGCL. Conn’s, Inc. has included in its Second Amended and Restated Bylaws provisions to indemnify its directors and officers, as permitted by the DGCL.

In accordance with Section 102(b)(7) of the DGCL, Article Eight of Conn’s, Inc.’s Certificate of Incorporation contains a provision eliminating the personal liability of directors except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock), or (iv) for any transaction from which the director derived an improper personal benefit.

Conn’s, Inc. has entered into indemnification agreements with its directors and certain of its officers under which Conn’s, Inc. agreed to provide indemnification and expense reimbursement as outlined above.

Conn’s, Inc. has obtained and expects to maintain a directors’ and officers’ liability insurance policy insuring its directors and officers against certain losses resulting from wrongful acts committed by them as directors and officers, including liabilities arising under the Securities Act.

The foregoing discussion of the indemnification provisions of the DGCL, Conn’s, Inc.’s Certificate of Incorporation and Second Amended and Restated Bylaws is not intended to be exhaustive and is qualified in its entirety by reference to such statute, Conn’s, Inc.’s Certificate of Incorporation and Second Amended and Restated Bylaws.

Delaware Limited Liability Company (Conn Lending, LLC and CAI Holding, LLC)

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Conn Lending, LLC

Section 14 of Conn Lending, LLC’s Amended and Restated Limited Liability Company Agreement provides that Conn Lending, LLC shall indemnify members, managers and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding by virtue of the fact that such person is or was a member, manager or officer of Conn Lending, LLC; provided that, in the judgment of the managers of Conn Lending, LLC, such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Conn Lending, LLC and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 14 of Conn Lending, LLC’s Amended and Restated Limited Liability Company Agreement provides for the indemnification or reimbursement of certain expenses of such persons in such circumstances; provided further that such person shall not be entitled to indemnification for any claim or matter brought by or in the right of Conn Lending, LLC to which such person has been adjudged to be liable to Conn Lending, LLC unless a court of appropriate jurisdiction has determined that such person is fairly and reasonably entitled to indemnification for such expenses that such court deems proper. Section 14 of Conn Lending, LLC’s Amended and Restated Limited Liability Company Agreement also provides that that no member, manager or officer shall be liable for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of Conn Lending, LLC and in a manner reasonably believed to be within the scope of such person’s authority, except in the event of such person’s gross negligence or willful misconduct.

CAI Holding, LLC

Section 9.1.2 of CAI Holding, LLC’s Operating Agreement provides that CAI Holding, LLC shall indemnify members and its affiliates members, and to the extent approved in writing by the member, any member, manager, partner, officer, director, employee or representative of the member of any of its affiliates, against losses, damages, liabilities or expenses of any kind or nature incurred by such person in connection with, or while acting on behalf of, the CAI Holding, LLC. Section 9.1.2 of CAI Holding, LLC’s Operating Agreement provides for the indemnification or reimbursement of certain expenses of such persons in such circumstances. Section 9.1.2 of CAI Holding, LLC’s Operating Agreements also provides that CAI Holding, LLC will not indemnify such persons for any losses, damages, liabilities or expenses arising out of or related to acts or omissions by an such persons that constitute fraud, gross negligence or willful misconduct.

Texas Corporations (Conn Appliances, Inc. and Conn Credit Corporation, Inc.)

Generally, the Texas Business Organizations Code (“TBOC”) permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted themselves in good faith, (2) reasonably believed (a) in the case of conduct in his or her official capacity as a director or officer of the corporation, that his or her conduct was in the corporation’s best interest, or (b) in other cases, that his or her conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

The TBOC also authorizes a Texas corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise or other entity, against any liability asserted against them and incurred by them in such a capacity or arising out of their status as such a person, whether or not the corporation would have the power to indemnify him against that liability under the TBOC.

The foregoing discussion of the TBOC is not intended to be exhaustive and is qualified in its entirety by reference to such statute.

Conn Appliances, Inc.

Conn Appliances, Inc.’s Articles of Incorporation provide for indemnification rights to its officers and directors to the maximum extent allowed by Texas law. Pursuant to the TBOC and Article VIII of the Articles of Incorporation, Conn Appliances, Inc. will indemnify and, under certain circumstances, advance expenses to, any person who was, is, or is threatened to be named as, a defendant or respondent in a proceeding because that person is or was a director or officer of Conn Appliances, Inc.

Conn Appliances, Inc.’s Articles of Incorporation authorizes it to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Conn Appliances, Inc., whether or not it would have the power to indemnify such person against that liability under the Articles of Incorporation or under the TBOC.

Conn Appliances, Inc.’s Articles of Incorporation include provisions that eliminate the personal liability of its directors for monetary damages resulting from breaches of the director’s duty of loyalty to Conn Appliances, Inc. and its shareholders, from acts or omissions not in good faith that constitute a breach of duty of the director or an act that involves intentional misconduct or a knowing violation of law, from any transaction from which the director derived an improper personal benefit or from an act or omission for which the liability of a director is expressly provided by an applicable statute.

The Bylaws of Conn Appliances, Inc. elect to indemnify all such persons to the fullest extent permitted or required by the TBOC promptly upon request of any such person making a request for indemnity. Conn Appliances, Inc. shall pay or reimburse the reasonable expenses of such persons covered thereby in advance of the final disposition of any proceeding to the fullest extent permitted by the TBOC and subject to the conditions thereof.

Conn Credit Corporation, Inc.

Conn Credit Corporation, Inc.’s Articles of Incorporation permit indemnification of each present and future director and officer, and his or her heirs, executors and administrators, against expenses reasonably incurred by him or her in connection with or arising out of any action, suit or proceeding in which he or she may be involved by reason of being or having been a director or officer of Conn Credit Corporation, Inc. to the fullest extent permitted by the Texas Business Corporation Act (the predecessor to the TBOC); such expenses to include, but not to be limited to, court costs and attorneys’ fees and the costs of reasonable settlements (other than amounts paid to the Conn Credit Corporation, Inc. itself). Conn Credit Corporation, Inc. will not indemnify such director or officer with respect to matters as to which he or she shall admit that the claim made against him or her is just or as to which he or she shall be finally adjudged in any such action, suit or proceeding to be liable for negligence or misconduct; and in the event of a settlement, such indemnification shall be provided only in connection with such matters covered by the settlement as to which Conn Credit Corporation, Inc. is advised by its counsel that the person to be indemnified did not commit such a breach of duty.

Texas Limited Partnership (Conn Credit I, LP)

Section 8.051 of the TBOC, which applies to Texas limited partnerships, provides that an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

Section 8.101 of the TBOC provides that an enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding if it is determined that (1) the person (a) acted in good faith, (b) reasonably believed, in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interest and, in any other case, that the person’s conduct was not opposed to the enterprise’s best interest, and (c) in the case of a criminal proceeding, did not have reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

Section 8.102 of the TBOC provides that indemnification of a person found liable to the enterprise or found liable on the basis that a personal benefit was improperly received by him or her (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, (2) does not include a judgment, a penalty, a fine, or an excise or similar tax, and (3) may not be made if the person is found liable for (a) willful or intentional misconduct in the performance of the person’s duty to the enterprise, (b) breach of the person’s duty of loyalty owed to the enterprise, or (c) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.

Section 7.001(d)(2) of the TBOC provides that a limited partnership by its partnership agreement may permit the limitation or elimination of liability of a governing person to the organization or its owners or members for monetary damages for an act or omission by the person in the person’s capacity as a governing person. However, such limitation or elimination of liability is not authorized to the extent the person is found liable under applicable law for (1) a breach of the person’s duty of loyalty, if any, to the organization or its owners or members, (2) an act or omission not in good faith that (A) constitutes a breach of duty of the person to the organization or (B) involves intentional misconduct or a knowing violation of law, (3) a transaction from which the person received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the person’s duties; or (4) an act or omission for which the liability of a governing person is expressly provided by an applicable statute. Section 7.001(d)(2) also provides that such liability of a governing person may be limited or eliminated to the additional extent permitted under Chapter 153 of the TBOC and, to the extent applicable to limited partnerships, Chapter 152 of the TBOC.

The foregoing discussion of the TBOC is not intended to be exhaustive and is qualified in its entirety by reference to such statute.

The Agreement of Limited Partnership of Conn Credit I, LP does not contain specific provisions for the indemnification of directors and officers.

Louisiana Corporation (CAI Credit Insurance Agency, Inc.)

Section 1-851 of the Louisiana Business Corporation Act (“LBCA”) authorizes a corporation to limit or eliminate the personal liability of a director to it or its shareholders for monetary damages for breach of a director’s fiduciary duties, if any one of the conditions below exists:

•

the director conducted himself or herself in good faith and reasonably believed either of the following: (i) in the case of conduct in an official capacity, that his or her conduct was in our best interest; and (ii) in all other cases, that the director’s conduct was at least not opposed to the corporation’s best interests;

•	in the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful; or

•	the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, for which liability has been eliminated;

Section 1-851 of the LBCA also permits indemnification where (i) a director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirements above, or (ii) the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct.

Section 1-851 of the LBCA prohibits a corporation from indemnifying a director in connection with either of the following: (i) a proceeding by or in the right of the corporation, except for expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct listed above; or (ii) any proceeding with respect to conduct for which the director was adjudged liable on the basis of receiving a financial benefit to which he or she was not entitled, whether or not involving action in the director’s official capacity.

Under Section 1-852 of the LBCA, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against expenses incurred by the director in connection with the proceeding.

Under Section 1-853 of the LBCA, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is a member of the board of directors if the director delivers to the corporation both of the following: (i) a written affirmation of the director’s good faith belief that the relevant standard of conduct described in Section 1-851 has been met by the director or that the proceeding involves conduct for which liability has been eliminated under Section 1-852; and (ii) a written undertaking of the director to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 1-852 and it is ultimately determined under Section 1-854 or 1-855 that the director has not met the relevant standard of conduct described in Section 1-851. The undertaking required in Section 1-853 must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment. Authorizations under this Section shall be made by one of the following: (X) by the board of directors in either of the following manners: (i) if there are two or more qualified directors, by a majority vote of all the qualified directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more qualified directors appointed by such a vote or (ii) if there are fewer than two qualified directors, by the vote necessary for action by the board, in which authorization directors who are not qualified directors may participate; or (Y) by the shareholders, except that shares owned by or voted under the control of a director who at the time is not a qualified director may not be voted on the authorization.

The foregoing discussion of the LBCA is not intended to be exhaustive and is qualified in its entirety by reference to such statute.

Article VIII of CAI Credit Insurance Agency, Inc.’s Bylaws provides for indemnification of current and former directors and officers from and against any and all claims and liabilities to which they may be or become subject by reason of being, or having been, such directors and officers; provided, however, that no director or officer will be indemnified against any claim or liability arising out of their own negligence or willful misconduct, unless in the judgment of the board of directors of CAI Credit Insurance Agency, Inc. the director or officer has not been guilty of negligence of willful misconduct.

Item 16. Exhibits

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.

3.1	Certificate of Incorporation of Conn’s, Inc. (incorporated herein by reference to Exhibit 3.1 to Conn’s, Inc. registration statement on Form S-1 (file no. 333-109046) as filed with the Securities and Exchange Commission on September 23, 2003).

3.1.1	Certificate of Amendment to the Certificate of Incorporation of Conn’s, Inc. dated June 3, 2004 (incorporated herein by reference to Exhibit 3.1.1 to Conn’s, Inc. Form 10-Q for the quarterly period ended April 30, 2004 (File No. 000-50421) as filed with the Securities and Exchange Commission on June 7, 2004).

3.1.2	Certificate of Amendment to the Certificate of Incorporation of Conn’s, Inc. dated May 30, 2012 (incorporated herein by reference to Exhibit 3.1.2 to Conn’s, Inc. Form 10-Q for the quarter ended April 30, 2012 (File No. 001-34956) as filed with the Securities and Exchange Commission on June 5, 2012).

3.1.3	Certificate of Correction to Certificate to the Certificate of Amendment to Conn’s, Inc. Certificate of Incorporation (as corrected December 31, 2013) (incorporated herein by reference to Exhibit 3.1.3 to Conn’s, Inc. Form 10-K for the annual period ended January 31, 2014 (File No. 001-34956) as filed with the Securities and Exchange Commission on March 27, 2014).

3.1.4	Certificate of Amendment to the Certificate of Incorporation of Conn’s, Inc. as filed on May 29, 2014 (incorporated herein by reference to Exhibit 3.1.4 to Conn’s, Inc. Form 10-Q for the quarter ended April 30, 2014 (File No. 001-34956) as filed with the Securities and Exchange Commission on June 2, 2014).

3.2	Second Amended and Restated Bylaws of Conn’s, Inc. effective as of November 27, 2018 (incorporated by reference to Exhibit 3.2 to Conn’s, Inc. Form 10-Q for the quarter ended October 31, 2018 (File No. 001-34956) as filed with the Securities and Exchange Commission on December 4, 2018).

4.1	Specimen of certificate for shares of Conn’s, Inc.’s common stock (incorporated herein by reference to Exhibit 4.1 to Conn’s, Inc. Amendment No. 1 to registration statement on Form S-1/A (file no. 333-109046) as filed with the Securities and Exchange Commission on October 29, 2003).

4.2	Indenture, dated as of July 1, 2014, by and among Conn’s, Inc., the several guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Conn’s, Inc. Current Report on Form 8-K (File No. 001-34956) as filed with the Securities and Exchange Commission on July 2, 2014).

4.3	First Supplemental Indenture, dated September 10, 2015, by and among Conn’s, Inc., as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 10.9 to Form 10-Q for the quarterly period ended October 31, 2015 (File No. 001-34956) as filed with the Securities and Exchange Commission on December 8, 2015)

4.4	Second Supplemental Indenture, dated October 30, 2015, by and among Conn’s Inc., as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 10.3 to Form 8-K (File No. 001-34956) as filed with the Securities and Exchange Commission on November 2, 2015)

4.5	Form of 7.250% Senior Notes due 2022 (included as Exhibit A to Exhibit 4.2) (incorporated herein by reference to Exhibit 4.1 to Conn’s, Inc. Current Report on Form 8 K (File No. 001-34956) as filed with the Securities and Exchange Commission on July 2, 2014).

4.6	Base Indenture, dated as of December 20, 2017, by and between Conn’s Receivables Funding 2017-B, LLC and Wilmington Trust, NA, as Trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K (File No. 001-34956) filed with the Securities and Exchange Commission on December 26, 2017)

4.7	Series 2017-B Supplement to the Base Indenture, dated as of December 20, 2017, by and between Conn’s Receivables Funding 2017-B, LLC and Wilmington Trust, National Association (incorporated herein by reference to Exhibit 4.2 to Form 8-K (File No. 001-34956) filed with the Securities and Exchange Commission on December 26, 2017)

4.8	Base Indenture, dated as of August 15, 2018, by and between the Issuer and the Trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K (File No. 001-34956) as filed with the Securities and Exchange Commission on August 17, 2018)

4.9	Series 2018-A Supplement to the Base Indenture, dated as of August 15, 2018, by and between the Issuer and the Trustee (incorporated herein by reference to Exhibit 4.2 to Form 8-K (File No. 001-34956) as filed with the Securities and Exchange Commission on August 17, 2018)

4.10***	Form of Senior Indenture.

4.11***	Form of Subordinated Indenture.

4.12**	Form of Senior Note.

4.13**	Form of Subordinated Note.

4.14**	Form of Warrant.

4.15**	Form of Warrant Agreement.

4.16**	Form of Preferred Stock Certificate.

4.17**	Form of Certificate of Designation.

4.18**	Form of Rights Agent Agreement or Subscription Agreement.

4.19**	Form of Rights Certificate.

4.20**	Form of Stock Purchase Contract.

4.21**	Form of Deposit Agreement for Depositary Shares.

4.22**	Form of Depositary Receipt for Depositary Shares.

4.23**	Form of Unit Agreement.

4.24**	Form of Unit Certificate.

5.1***	Opinion of Sidley Austin LLP.

5.2***	Opinion of Jones Walker LLP.

23.1***	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.2***	Consent of Jones Walker LLP (included in Exhibit 5.2).

23.3*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1***	Powers of Attorney (included in signature pages).

25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Trustee under Senior Indenture

25.2***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Trustee under Subordinated Indenture.

*	Filed herewith.

**	To be filed, if necessary, by amendment or as an exhibit to a report under the Securities and Exchange Act of 1934, as amended, and incorporated herein by reference.
***	Previously filed.

Item 17. Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby further undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) In the event that rights or warrants are offered to existing security holders and any securities not taken by the security holders are to be offered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on March 26, 2019.

CONN’S, INC.

By:	/s/ Norman Miller
Norman Miller
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 26, 2019.

Signature	Title

/s/ Norman Miller	Chairman and Chief Executive Officer and President
Norman Miller	(Principal Executive Officer)

/s/ *	Executive Vice President and Chief Financial Officer
Lee A. Wright	(Principal Financial Officer)

/s/ *	Chief Accounting Officer
George L. Bchara	(Principal Accounting Officer)

/s/ *	Director
Kelly M. Malson

/s/ *	Director
Bob L. Martin

/s/ *	Director
Douglas H. Martin

/s/ *	Director
William E. Saunders Jr.

/s/ *	Director
David Schofman

/s/ *	Director
Oded Shein

/s/ *	Director
James H. Haworth

*By:	/s/ Norman Miller
Norman Miller
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on March 26, 2019.

CAI CREDIT INSURANCE AGENCY, INC.

By:	/s/ Norman Miller
Norman Miller
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 26, 2019.

Signature	Title

/s/ Norman Miller	President and Chief Executive Officer and Director
Norman Miller	(Principal Executive Officer)

/s/ *	Executive Vice President and Chief Financial Officer
Lee A. Wright	(Principal Financial Officer)

/s/ *	Vice President and Chief Accounting Officer
George L. Bchara	(Principal Accounting Officer)

*By:	/s/ Norman Miller
Norman Miller
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on March 26, 2019.

CAI HOLDING, LLC

By:	Conn Appliances, Inc.,
its sole member

By:	/s/ Norman Miller
Norman Miller
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 26, 2019.

Signature	Title

/s/ Norman Miller	Chief Executive Officer and Sole Director
Norman Miller	(Principal Executive Officer)

/s/ Lee A. Wright	Executive Vice President and Chief Financial Officer
Lee A. Wright	(Principal Financial Officer)

/s/ George L. Bchara	Vice President and Chief Accounting Officer
George L. Bchara	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on March 26, 2019.

CONN APPLIANCES, INC.

By:	/s/ Norman Miller
Norman Miller
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 26, 2019.

Signature	Title

/s/ Norman Miller	Director, President and Chief Executive Officer
Norman Miller	(Principal Executive Officer)

/s/ *	Executive Vice President and Chief Financial Officer
Lee A. Wright	(Principal Financial Officer)

/s/ *	Vice President and Chief Accounting Officer
George L. Bchara	(Principal Accounting Officer)

*By:	/s/ Norman Miller
Norman Miller
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on March 26, 2019.

CONN CREDIT CORPORATION, INC.

By:	/s/ Norman Miller
Norman Miller
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 26, 2019.

Signature	Title

/s/ Norman Miller	Chief Executive Officer and Director
Norman Miller	(Principal Executive Officer)

/s/ *	Executive Vice President and Chief Financial Officer
Lee A. Wright	(Principal Financial Officer)

/s/ *	Vice President and Chief Accounting Officer
George L. Bchara	(Principal Accounting Officer)

*By:	/s/ Norman Miller
Norman Miller
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on March 26, 2019.

CONN LENDING, LLC

By:	/s/ Norman Miller
Norman Miller
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 26, 2019.

Signature	Title

/s/ Norman Miller	President and Chief Executive Officer
Norman Miller	(Principal Executive Officer)

/s/ *	Executive Vice President and Chief Financial Officer
Lee A. Wright	(Principal Financial Officer)

/s/ *	Vice President and Chief Accounting Officer
George L. Bchara	(Principal Accounting Officer)

/s/ *	Sole Manager
Mary S. Stawikey

*By:	/s/ Norman Miller
Norman Miller
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on March 26, 2019.

CONN CREDIT I, LP

By:	Conn Credit Corporation, Inc.,
its general partner

By:	/s/ Norman Miller
Norman Miller
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 26, 2019.

Signature	Title

/s/ Norman Miller	Chief Executive Officer and Director
Norman Miller	of Conn Credit Corporation, Inc.
(Principal Executive Officer)

/s/ *	Executive Vice President and Chief Financial Officer
Lee A. Wright	of Conn Credit Corporation, Inc.
(Principal Financial Officer)

/s/ *	Vice President and Chief Accounting Officer
George L. Bchara	of Conn Credit Corporation, Inc.
(Principal Accounting Officer)

*By:	/s/ Norman Miller
Norman Miller
Attorney-in-fact